Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

Berenson Acquisition Corp. I

667 Madison Avenue, 18th Floor

New York, New York 10065

September__, 2023

Ladies and Gentlemen:

Reference is made to the definitive proxy statement filed by Berenson Acquisition Corp. I (the “Company”) with the Securities and Exchange Commission (“SEC”) on September 6, 2023 (as may be amended, the “Proxy Statement”), pursuant to which the Company advised its stockholders that it intends to hold a special meeting on September 27, 2023 (the “Special Meeting”) to consider and vote upon, among other proposals, the Charter Amendment Proposal (as defined in the Proxy Statement) which provides for, among other things, an extension of the date by which the Company must consummate an initial business combination. Capitalized terms used herein without definition shall have the respective meanings set forth in the Proxy Statement.

1. Voting and Non-Redemption. By countersigning this voting and non-redemption agreement (“Agreement”), you hereby (i) agree to (x) vote (or cause to be voted) the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), set forth next to your name on the signature page hereto (the “Shares”) in favor of the Charter Amendment Proposal (to the extent that the Charter Amendment Proposal is submitted to a vote of stockholders at the Special Meeting) and (y) not elect to have the Company redeem (and therefore not transfer to the Company) any of your Shares in connection with the Charter Amendment Proposal (provided that, if the number of shares of Common Stock elected not to be redeemed by you pursuant to the terms of this Agreement would cause you (together with any of your affiliates and any other persons whom the Company has been informed by you in writing are acting together as a “group” that includes you (as such term is defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or whose beneficial ownership of Common Stock otherwise would be aggregated with yours for purposes of Rule 13d-3 under the Exchange Act (any such affiliates and other persons, your “attribution parties”) to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) more than 9.9% of the shares of Common Stock outstanding after giving effect to all redemptions of shares of Common Stock in connection with the approval of the Charter Amendment Proposal, you hereby authorize the Company to redeem, and the Company agrees that you will automatically, and without further action, be deemed to have elected to redeem in connection with the Charter Amendment Proposal, such additional number of the Shares such that you (together with your attribution parties, if any) will beneficially own 9.9% or less of the shares of Common Stock outstanding after giving effect to all redemptions of shares of Common Stock in connection with the approval of the Charter Amendment Proposal).

2. Other Agreements. In order to induce you to enter into this Agreement, the Company hereby represents and warrants to you that, substantially concurrently with the execution of this Agreement, (i) the Company has entered or may enter into separate agreements with certain other “anchor investors” in respect of the voting and redemption of their shares of Common Stock on substantially the same terms and conditions as those set forth in this Agreement (each such other agreement, an “Other Agreement”), which Other Agreements will remain in effect through and including the Special Meeting, (ii) no consideration, cash or otherwise, is being offered or made available to any such other “anchor investor” in connection with the execution of any Other Agreement, unless the same shall have been offered to you on the same terms and in the same time period, and (iii) the material terms of the Other Agreements are no more favorable to such other “anchor investors” thereunder than the terms of this Agreement are with respect to you. The Company agrees to notify you promptly if, to its knowledge, any of the foregoing representations and warranties are or become not true and correct in all respects through the time of the Special Meeting. Notwithstanding anything herein to the contrary, to the extent that any of the Company’s representations and warranties in this paragraph are not true and correct in all respects, the Company acknowledges and agrees that your obligations hereunder shall automatically and immediately terminate. The Company acknowledges that in agreeing to execute and deliver this Agreement, you are relying on the truth and accuracy of the representations, warranties, and agreements of the Company set forth herein.

3. Certain Disclosures. If, as of the date hereof, the Company has not already publicly disclosed (a) all material terms of the transactions contemplated hereby and (b) any other material nonpublic information that the Company or any person acting on its behalf has provided to you, then, as soon as practicable, but in no event later than one business day, after the execution of this Agreement by you and the Company, the Company will file a Current Report on Form 8-K under the Exchange Act (the “Form 8-K”), disclosing, to the extent not previously publicly disclosed, (a) all material terms of the transactions contemplated hereby and (b) any other material nonpublic information that the Company or any person acting on its behalf has provided to you at any time prior to the filing of the Form 8-K. The Company agrees that your name (and, for the avoidance of doubt, the name of any of your affiliates) shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. The Company acknowledges and represents that either as of the date hereof you are not, or upon the filing of the Form 8-K you shall not be, in possession of any material nonpublic information received from the Company or any person acting on its behalf.

4. Other Rights. For the avoidance of doubt, the Company acknowledges that nothing in this Agreement: (i) shall affect your rights set forth in that certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of March 20, 2023, by and among you, the Company, and Berenson SPAC Holdings I, LLC; or (ii) limit your right and ability to redeem any Shares (other than to the extent agreed herein in connection with the Charter Amendment Proposal) or sell or otherwise dispose of any Shares after the Termination Time.

5. Termination. Your obligations under this Agreement shall terminate and be of no further force or effect on the earlier of (i) termination of such obligations as provided in Section 2 and (ii) the close of the Special Meeting (as applicable, the “Termination Time”).

6. Miscellaneous. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same document. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Pages Follow]

Very truly yours,

BERENSON ACQUISITION CORP. I

By:
Name:
Title:

Acknowledged and Agreed:

By:
Name:
Title: Authorized Signatory

Number of Shares: